Exhibit 10.7

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND FOREIGN JURISDICTIONS. THIS INSTURMENT AND ANY SECURITIES INTO WHICH IT MAY CONVERT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND FOREIGN SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE INSTRUMENT AND SHARES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR FOREIGN SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT OR THE SELLING LITERATURE IT ACCOMPANIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ALPHA AI

A WYOMING CORPORATION

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by AlphaTON Capital Corp., a British Virgin Islands business company (the “Investor”) of the Purchase Consideration (defined below) on or about August [●], 2025, Alpha AI, a Wyoming corporation (the “Company”), issues to the Investor the right to certain shares of the Company’s Capital Stock, subject to the terms described below. The consummation of this SAFE and all obligations of either party hereunder (including, without limitation, the Company’s obligation to issue, and the Investor’s obligation to fund or deliver, any component of the Purchase Consideration are expressly conditioned upon, and shall occur contemporaneously with, the successful completion by the Investor, in one or more private transactions, of sales of equity securities for aggregate gross proceeds of not less than Fifty Million Dollars ($50,000,000) (the “PIPE Transaction”). For the purposes of this SAFE, “closing of the PIPE Transaction” shall occur upon the placement agent’s effective cessation of the PIPE Transaction offering. If the PIPE Transaction has not irrevocably closed on or before 11:59 p.m. Eastern time on the date that is six (6) months after the date this SAFE is executed (the “Outside Date”), this SAFE shall automatically terminate and be of no further force or effect, and neither party shall have any liability to the other hereunder.

The “Valuation Cap” is $100,000,000. See Section 2 for certain additional defined terms.

1.       Events

(a) Equity Financing. If there is an Equity Financing before the termination of this SAFE, on the initial closing of such Equity Financing, this SAFE will automatically convert into the greater of: (1) the number of shares of Standard Preferred Stock equal to the Purchase Consideration divided by the lowest price per share of the Standard Preferred Stock; or (2) the number of shares of SAFE Preferred Stock equal to the Purchase Consideration divided by the SAFE Price.

In connection with the automatic conversion of this SAFE into shares of Standard Preferred Stock or SAFE Preferred Stock, the Investor will execute and deliver to the Company all of the transaction documents related to the Equity Financing; provided, that such documents (i) are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the SAFE Preferred Stock if applicable, and (ii) have customary exceptions to any drag-along applicable to the Investor, including (without limitation) limited representations, warranties, liability and indemnification obligations for the Investor.

(b) Liquidity Event. If there is a Liquidity Event before the termination of this SAFE, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below) to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Liquidity Event, equal to the greater of (i) the Purchase Consideration (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Consideration divided by the Liquidity Price (the “Conversion Amount”). If any of the Company’s securityholders are given a choice as to the form and amount of Proceeds to be received in a Liquidity Event, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws.

Notwithstanding the foregoing, in connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors in good faith for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all securityholders who have equal priority to the Investor under Section 1(d).

(c) Dissolution Event. If there is a Dissolution Event before the termination of this SAFE, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below) to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

(d) Liquidation Priority. In a Liquidity Event or Dissolution Event, this SAFE is intended to operate like standard non-participating Preferred Stock. The Investor’s right to receive its Cash-Out Amount is:

(i)       Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into Capital Stock);

(ii)       On par with payments for other SAFEs and/or Preferred Stock, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other SAFEs and/or Preferred Stock, the applicable Proceeds will be distributed pro rata to the Investor and such other SAFEs and/or Preferred Stock in proportion to the full payments that would otherwise be due; and

(iii)       Senior to payments for Common Stock.

The Investor’s right to receive its Conversion Amount is (A) on par with payments for Common Stock and other SAFEs and/or Preferred Stock who are also receiving Conversion Amounts or Proceeds on a similar as-converted to Common Stock basis, and (B) junior to payments described in clauses (i) and (ii) above (in the latter case, to the extent such payments are Cash-Out Amounts or similar liquidation preferences).

(e) Termination. This SAFE will automatically terminate immediately following the earliest to occur of: (i) the failure of Investor to close the PIPE Transaction by the Outside Date; (ii) the issuance of Capital Stock to the Investor pursuant to the automatic conversion of this SAFE under Section 1(a); or (iii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 1(b) or Section 1(c).

2.       Definitions

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“Cash Component” means Two Hundred Fifty Thousand Dollars ($250,000) in immediately available funds. Payment shall be made via wire transfer to an account designated by the Company in writing within five (5) business days following the closing of the PIPE Transaction.

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Company Capitalization” is calculated as of immediately prior to the Equity Financing and (without double-counting, in each case calculated on an as-converted to Common Stock basis):

• Includes all shares of Capital Stock issued and outstanding;

• Includes all Converting Securities;

• Includes all (i) issued and outstanding Options and (ii) Promised Options; and

• Includes the Unissued Option Pool, except that any increase to the Unissued Option Pool in connection with the Equity Financing will only be included to the extent that the number of Promised Options exceeds the Unissued Option Pool prior to such increase.

“Converting Securities” includes this SAFE and other convertible securities issued by the Company, including but not limited to: (i) other SAFEs; (ii) convertible promissory notes and other convertible debt instruments; and (iii) convertible securities that have the right to convert into shares of Capital Stock.

“Equity Component” means a number of ordinary shares of the Investor having a value equal to (i) 2.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction if the aggregate gross proceeds of the PIPE Transaction are less than $400,000,000, or (ii) 2.0% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction if the aggregate gross proceeds are equal to or greater than $400,000,000. The ordinary shares comprising the Equity Component shall be issued directly to the Company upon closing of the PIPE Transaction and shall be subject to (a) a six-month lock-up period prohibiting any sale, transfer or other disposition following such closing, and (b) registration rights requiring the Investor to file a registration statement on Form F-3 (or other appropriate form) covering the resale of such ordinary shares within 30 days following expiration of the lock-up period and to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter. The ordinary shares shall have full voting rights from issuance.

“Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144 under the Securities Act) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Company’s board of directors. For the avoidance of doubt, a Direct Listing will not be deemed to be an underwritten offering and will not involve any underwriting services.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Dividend Amount” means, with respect to any date on which the Company pays a dividend on its outstanding Common Stock, the amount of such dividend that is paid per share of Common Stock multiplied by (x) the Purchase Consideration divided by (y) the Liquidity Price (treating the dividend date as a Liquidity Event solely for purposes of calculating such Liquidity Price).

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Preferred Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

“Liquidity Capitalization” is calculated as of and (without double- counting, in each case calculated on an as-converted to Common Stock basis):

• Includes all shares of Capital Stock issued and outstanding;

• Includes all (i) issued and outstanding Options and (ii) to the extent receiving Proceeds, Promised Options;

• Includes all Converting Securities, other than any SAFEs and other convertible securities (including without limitation shares of Preferred Stock) where the holders of such securities are receiving Cash-Out Amounts or similar liquidation preference payments in lieu of Conversion Amounts or similar “as-converted” payments; and

• Excludes the Unissued Option Pool.

“Liquidity Event” means a Change of Control, a Direct Listing or an Initial Public Offering.

“Liquidity Price” means the price per share equal to the Post-Money Valuation Cap divided by .

“Options” includes options, restricted stock awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Liquidity Event or the Dissolution Event, as applicable, and legally available for distribution.

“Purchase Consideration” shall be comprised of the (i) Cash Component, (ii) Equity Component, and (iii) Token Component.

“Promised Options” means promised but ungranted

“SAFE” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this SAFE” mean this specific instrument.

“SAFE Preferred Stock” means the shares of the series of Preferred Stock issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences, seniority, liquidation multiple and restrictions as the shares of Standard Preferred Stock, except that any price-based preferences (such as the per share liquidation amount, initial conversion price and per share dividend amount) will be based on the SAFE Price.

“SAFE Price” means the price per share equal to divided .

“Standard Preferred Stock” means the shares of the series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

“Token Component” means Digital tokens of The Open Network (“TON”) having an aggregate USD value of Two Hundred Fifty Thousand Dollars ($250,000) calculated using the volume-weighted average price (“VWAP”) of TON over the thirty (30) calendar days immediately preceding the closing of the PIPE Transaction. The Token Component shall be delivered from the rewards generated by the Investor’s staking of TON tokens purchased with proceeds of the PIPE Transaction and shall be transferred to a blockchain wallet address designated in writing by the Company within three (3) months after the closing of the PIPE Transaction.

“Unissued Option Pool” means

3.       Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this SAFE is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 3(d)). This SAFE constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this SAFE do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this SAFE, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

(f) The Company acknowledges that the USD value of the Token Component may fluctuate between the pricing date and the date of transfer. The parties agree that the number of TON tokens deliverable shall be calculated as of the closing of the PIPE Transaction and shall not be adjusted for post-closing price movements.

4.       Investor Representations

(a) The Investor is duly organized and validly existing under the laws of its jurisdiction of formation and has full legal capacity, power and authority to execute and deliver this SAFE and to perform its obligations hereunder. This SAFE constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and acknowledges and agrees that if not an accredited investor at the time of an Equity Financing, the Company may void this SAFE and return the Purchase Consideration. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Investor represents and warrants that (a) the ordinary shares comprising the Equity Component have been duly authorized, and (b) upon issuance in accordance with the terms hereof, such shares will be validly issued, fully paid and non-assessable, free and clear of all liens (other than restrictions imposed by applicable securities laws or this SAFE).

(d) The Investor represents and warrants that the Tokens delivered in satisfaction of the Token Component (a) will be free and clear of any lien or encumbrance created by the Investor, (b) will not have been obtained from or involved in any transaction that violates any applicable law (including any sanctions, anti-money-laundering or anti-terrorist-financing laws), and (c) may be legally transferred to the Company under applicable U.S. federal and state law and any relevant non-U.S. law. The Investor covenants to deliver the Tokens in full compliance with all applicable laws and regulations, including any know-your-customer (“KYC”) or anti-money-laundering (“AML”) requirements applicable to digital asset transfers.

5.       Miscellaneous

(a) Any provision of this SAFE may be amended, waived or modified by written consent of the Company and either (i) the Investor.

(b) Any notice required or permitted by this SAFE will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this SAFE, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in this SAFE be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 1. However, if the Company pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this SAFE is outstanding, the Company will pay the Dividend Amount to the Investor at the same time, provided further that (i) Company may, withhold a portion of such payment for remittance to any applicable government authority if so advised by counsel that such withholding is strictly necessary to comply with applicable law, and (ii) in the case that Company does withhold any such portion, Company shall use its best efforts to assist Investor in obtaining any applicable refund, but shall in no event be liable for any such funds so long as remitted to the applicable government authority.

(d) Neither this SAFE nor the rights in this SAFE are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this SAFE and/or its rights may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor, provided that such assignee is in compliance with the Investor representation in Section 4; and provided, further, that the Company may assign this instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile. Notwithstanding anything to the contrary, neither Investor nor any of its direct or indirect successors or assigns may transfer this SAFE to a natural person.

(e) In the event any one or more of the provisions of this SAFE is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this SAFE operate or would prospectively operate to invalidate this SAFE, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this SAFE and the remaining provisions of this SAFE will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(g) Simultaneously with the closing of the PIPE Transaction: (i) the Investor shall deliver (A) the Cash Component, (B) the Equity Component, and (C) a written confirmation of the number of TON tokens comprising the Token Component and the anticipated transfer date (which shall be no later than three (3) months after such closing); (ii) the Company shall deliver any wallet address or other delivery instructions reasonably requested by the Investor for the transfer of the Token Component; and (iii) the parties shall execute and deliver any additional documents or instruments reasonably necessary to consummate the transactions contemplated herein.

(h) The parties acknowledge and agree that for United States federal and state income tax purposes this SAFE is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this SAFE consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

IN WITNESS WHEREOF, the undersigned have caused this SAFE to be duly executed and delivered as of the first date written above.

ALPHA AI

By:
Fiorenzo Villani
President
Address: [omitted]
Email: [omitted]

INVESTOR: ALPHATON CAPITAL CORP

By:___________________________________________
Name:_________________________________________
Title:__________________________________________

Address: Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola, British Virgin Islands, VG1110

c/o Portage Development Services Inc.

Andrea Park, 302 219-556

Attn.: Andrew Hudder

Email: ahudders@golenbock.co